UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2021

Poseida Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39376	47-2846548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9390 Towne Centre Drive, Suite 200
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 779-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PSTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 31, 2021, Poseida Therapeutics, Inc. (the “Company”) issued a press release reporting preliminary results on the first nine patients at low dose cohorts in an ongoing Phase 1 clinical trial of P-PSMA-101, an autologous chimeric antigen receptor T-cell (CAR-T) product candidate in metastatic castrate-resistant prostate cancer (mCRPC). The results were also presented at the 6th Annual CAR-TCR Summit virtual meeting on August 31, 2021.

Efficacy:

As of the cutoff date in August 2021, the study had enrolled a total of nine patients with mCRPC: five patients at Dose A who each received a single treatment of 0.25X10E6 cells/kg (an average of about 20M cells), and four patients at Dose B, who each received a single treatment of 0.75X10E6 cells/kg (an average of about 60M cells). All patients received a lymphodepletion regimen consisting of 30 mg/m2 fludarabine + 300 mg/m2 cyclophosphamide. Patients were heavily pre-treated, having received an average of six prior lines of therapy with a median time since diagnosis of 6.4 years.

Key findings included:

•	Five patients dosed showed measurable declines in prostate-specific antigen (PSA) levels

•	Three patients treated showed a greater than 50% decline in PSA levels and had concordant improvements in PSMA-PET imaging

•	One patient demonstrated evidence of complete tumor elimination at 12 weeks and remained in a durable response of greater than five months at the time of the presentation.

Safety and Tolerability:

As of the data cutoff date, P-PSMA-101 showed a favorable safety and tolerability profile. After a previously reported case of macrophage activation syndrome (MAS) exacerbated by patient non-compliance, only three cases of possible CRS were observed, which were all low grade (1/2) and were managed well with early treatment. No cases of neurotoxicity (CRES/ICANS) were observed as of the cutoff date. Other grade 3 or greater treatment-emergent adverse events observed as of the data cutoff date were neutropenia (n=3), thrombocytopenia (n=2), anemia (n=1) and infection (n=1). As of the data cutoff date, peak expansion of P-PSMA-101 CAR-T cells occurred between 14 and 28 days.

The Phase 1 trial is an open label, multi-center, 3+3 dose-escalating study designed to assess the safety of P-PSMA-101 in up to 40 adult subjects with mCRPC. The primary objectives of this study are to determine the safety, efficacy, and maximum tolerated dose of P-PSMA-101.

A copy of the press release and the slides presented by the Company at the 6th Annual CAR-TCR Summit virtual meeting are attached hereto as Exhibits 99.1 and 99.2, respectively.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the potential benefits of the Company’s technology platforms and product candidates, the Company’s plans and strategy with respect to developing its technologies and product candidates, and anticipated timelines and milestones with respect to the Company’s development programs. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with development and regulatory approval of novel product candidates in the biopharmaceutical industry and the other risks described in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release of Poseida Therapeutics, Inc., dated August 31, 2021.

99.2	Presentation of Poseida Therapeutics, Inc., dated August 31, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poseida Therapeutics, Inc.

Date: August 31, 2021	By:	/s/ Harry J. Leonhardt
Harry J. Leonhardt General Counsel and Chief Compliance Officer